Exhibit 23.3

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 (No. XX) of Sunstone Hotel Investors, Inc. of our report dated April 15, 2004, relating to the financial statements of Wyndham Acquisition Hotels, which appears in the Current Report in Form 8-K of Sunstone Hotel Investors, Inc. dated October 27, 2005, which are incorporated by reference in such Registration Statement. We also consent to the reference to us under the heading of “experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Dallas, Texas

December 16, 2005